PATENT LICENSE AGREEMENT

THIS AGREEMENT, effective December 1, 2000, is between Ty-Breakers Corp., a corporation of the State of New York, having its corporate offices at 107 Industrial Drive, Jersey City, NJ 07305, hereinafter referred to as "TY-BREAKERS", and E. I. DU PONT DE NEMOURS AND COMPANY, a corporation of the State of Delaware, with its principal place of business at 1007 Market Street, Wilmington, Delaware 19898, hereinafter referred to as "DUPONT",

WITNESSETH, That:
WHEREAS, TY-BREAKERS is the owner by assignment of United States
Patent Number 5,150,660 entitled "Fabric Material and Clothing
Apparel and Apparel Accessories Made Therefrom";

WHEREAS, DUPONT desires to manufacture or have manufactured a laminate material made of spun-bonded olefin sheet sewn or bonded to a fabric layer, and actively promote, market and sell such laminate material for use in the manufacture of products such as apparel, protective covers, and home furnishings;

WHEREAS, DUPONT desires to obtain an exclusive license under United States Patent Number 5,150,660;

WHEREAS, TY-BREAKERS desires to grant an exclusive license under United States Patent Number 5,150,660 to DUPONT to make, have made, use, sell, and import products covered by the claims of such patent;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I - DEFINITIONS

As used in this Agreement:

     A. "Effective Date" means the date indicated above as the effective date of this Agreement.

     B. "Licensed Patent" means United States Patent Number 5,150,660 entitled "Fabric Material and Clothing Apparel and Apparel Accessories Made Therefrom", any continuing or divisional application thereof, any patent granted on any aforesaid patent application, and any extension, revival or reissue thereof.

     C. "Licensed Products" means any material, or products incorporating any material, that are made, imported into, used, or sold in the United States which material or product is within the scope of one or more of the claims of the Licensed Patent including those materials or products which include a non-woven polyolefin spun-bonded layer attached to another fabric layer of natural or synthetic fibers, or blends thereof. The Licensed Products include, but are not limited to, material and products incorporating flash-spun polyolefin spun-bonded sheet material attached to another fibrous sheet. Notwithstanding the limitations of this paragraph, the parties agree that the term Licensed Product shall, for the purposes of this Agreement, include any material, or products incorporating any material, that are made, used, or sold outside the United States by DUPONT, any DUPONT Affiliate or sub-licensee which material or product, had it been made, used or sold within the United States, would be within the scope of one or more of the claims of the Licensed Patent.

     D. "Affiliate" means

      1) Any corporation owning or directly or indirectly controlling at least fifty percent (50%) of the stock normally entitled to vote for election of directors of a party, and

     (2) Any corporation owned or directly or indirectly controlled by a party (or by a corporation defined by subparagraph (1) above) through ownership of at least fifty percent (50%) of stock normally entitled to vote for election of directors.


ARTICLE II - PATENT RIGHTS

      A.  As of the Effective Date of this Agreement, TY-
BREAKERS hereby grants to DUPONT:

     (1) An exclusive worldwide license to make, have made, use, import, offer to sell, and sell Licensed Products for the life of the Licensed Patent, provided however that nothing in this Agreement shall prevent TY-BREAKERS from continuing to manufacture and market Licensed Products for use in its business with the sole exception that TY-BREAKERS shall not be permitted to manufacture or market Licensed Products as roll goods without written approval from DUPONT.

     (2) The right to grant sublicenses under the Licensed
Patent to DUPONT's Affiliates to make, have made, use, import, offer to sell, and sell Licensed Products for the life of the Licensed Patent;

     (3) The right to grant sublicenses under the Licensed Patent to third parties to make, have made, use, import, offer to sell and sell Licensed Products that incorporate flash-spun polyolefin spun-bonded sheet material made or sold by DUPONT or its sublicensed Affiliates, provided that DUPONT may not grant sublicenses to the following parties or their successors in interest: Leslie Jordan, Inc., 1230 SW First Avenue, Portland, OR 97204; Graphic Jackets, 4797 First Avenue South, Seattle WA 98134; and any other entity that DUPONT may, from time to time, include in its referral list of flash-spun polyethylene promotional suppliers. In addition DUPONT shall include an affirmative prohibition in all such third party sublicense agreements, prohibiting any such third party licensee from engaging in the business of manufacturing or marketing flash-spun polyethylene or Kensel promotional products (i.e. jackets and accessories) in the United States without the express written consent of TY-BREAKERS.

     B. During the life of this Agreement and provided that DUPONT is not in default with respect to any provision of this
Agreement:

    (1) Neither TY-BREAKERS nor its Affiliates will assert the Licensed Patent to prevent DUPONT, its sublicensed Affiliates, or its other sub licensees from making, having made, using, offering to sell, or selling any Licensed Product in the United States or from importing any Licensed Product into the United States;

    (2) Neither TY-BREAKERS nor its Affiliates will assert any patent or patent application now owned or hereafter controlled (in the sense of having the right to grant licenses) by TY-BREAKERS or its Affiliates corresponding in subject matter to the Licensed Patent to prevent DUPONT, its sublicensed Affiliates, or its other sub licensees from making, having made, using, offering to sell, or selling any Licensed Product in the United States or from importing any Licensed Product into the United States.


    C. TY-BREAKERS warrants, represents and undertakes to DUPONT that:

    (1) It has the full right and authority to enter into this Agreement;

    (2) It owns by assignment and has a right to license the Licensed Patent and that it can grant the licenses and non-assertions of this Article;

    (3) So far as TY-BREAKERS is aware, the Licensed Patent is valid and enforceable and TY-BREAKERS has not done anything which may cause the Licensed Patent to lapse prematurely; and

    (4) So far as TY-BREAKERS is aware, there are no allegations or proceedings, pending or threatened, which challenge the validity or enforceability of the Licensed Patent.


     D. Ty-Breakers will grant DUPONT the right to utilize the Kensel trademark which is currently in the final stages of registration by TY-BREAKERS with the U.S. Patent and Trademark Office. DUPONT at its discretion may utilize the Kensel trademark in the advertisement and/or promotion of Licensed Products sold under the terms of this Agreement. DUPONT shall provide samples of the Licensed Product to TY-BREAKERS when requested to permit TY-BREAKERS to confirm that its quality standards are being maintained. Nothing in this Agreement shall prevent TY-BREAKERS from continuing to use the Kensel trademark in the advertisement and/or promotion of its products or business.

     E. No license or right is granted by implication or otherwise with respect to any patent application or patent except as specifically set forth herein.

ARTICLE III - PAYMENTS AND REPORTS

     A.  Within 30 days of the Effective Date, DUPONT will pay
TY-BREAKERS a non-refundable lump sum payment of $10,000.

     B. During the five-year period following the Effective Date, DUPONT will sell the Licensed Products to TY-BREAKERS for TY-BREAKERS' own use in making and selling finished articles such as garments and accessories. On such sales, DUPONT will give TY-BREAKERS a discount of 15% below the published list price at which DUPONT is then selling the Licensed Products to apparel manufacturers at the time of TY-BREAKERS' purchase. Such sales to TY-BREAKERS will be Royalty Free to DUPONT. TY-BREAKERS will be permitted to re-sell the Licensed Products but will not be permitted to re-sell Licensed Products as roll goods without written approval from DUPONT. During any given six month period, DUPONT will grant the 15% discount to TY-BREAKERS only on an amount of the Licensed Products up to 10% of DUPONT's total sales of the Licensed Products during the preceding six month period. The provision limiting the amount of discounted Licensed Products that TY-BREAKERS may purchase from DUPONT, will be waived for the first 18 months of this Agreement and may be modified at any time by mutual consent of the Parties.

     C. Except as provided in this Article, during the term of this Agreement, DUPONT, on behalf of itself, its Affiliates and its sub-licensees, will pay TY-BREAKERS royalties on sales of Licensed Products ("Sales"). The term Sales in this Agreement
(1) shall mean sales of Licensed Products by DUPONT, and/or its Affiliates and/or its sub-licensees to unaffiliated end users ("Customers") not associated with DUPONT, DUPONT'S Affiliates or DUPONT'S sub-licensees, and (2) shall not mean sales of Licensed Products between or among DUPONT, DUPONT'S Affiliates or DUPONT'S sub-licensees. DUPONT shall pay such royalties as follows:

       (1) A royalty of $0.10 for each square yard of Sales of Licensed Product that is either (i) manufactured in the United States for delivery to a Customer either within or outside the United States or (ii) manufactured outside the United States for delivery to a Customer within the United States and sold as a roll good, sheet or otherwise by DUPONT, a sublicensed Affiliate of DUPONT, or another sub-licensee of DUPONT.

       (2) A royalty of $0.05 for each square yard of Sales of Licensed Product that is manufactured outside the United States for delivery to a Customer outside the United States and sold as a roll good, sheet or otherwise by DUPONT, a sublicensed
Affiliate of DUPONT, or another sub-licensee of DUPONT.

     D. After DUPONT pays all royalties due through the expiration date of the Term (as hereinafter defined), DUPONT will not be required to make any additional royalty payments to TY-BREAKERS.

    E. DUPONT shall pay TY-BREAKERS all royalties due under this Article within thirty (30) days after the end of the calendar year during which the Licensed Product(s) were sold.

    F. DUPONT shall submit to TY-BREAKERS with each payment of royalties, a written report stating the number of square yards of Licensed Product sold by DUPONT, its sublicensed Affiliates, and its other sub-licensees during the period for which the payment is being made. Such report shall specify U.S and non-U.S Sales in accordance with paragraph C (1) and (2) of this Article.

    G. DUPONT shall keep and shall have its sub-licensees keep adequate records in sufficient detail to enable the royalties due from DUPONT hereunder to be determined, and shall, upon two weeks written notice, permit said records to be inspected by an independent auditor appointed and paid for by TY-BREAKERS.

    H. In the event that DUPONT pays a royalty to TY-BREAKERS under this Article on Licensed Product sold to a Customer by DUPONT, its Affiliates or sub-licensees, subsequent users or converters of such Licensed Product will have a royalty free license under the Licensed Patent to use and sell such Licensed Product for any purpose..


ARTICLE IV - NOTICES

     The parties shall notify each other of any changes in name, address, or business status, and any notice, payment or report required to be given under the provisions of this Agreement shall be considered duly given if mailed by first class mail, return receipt requested, and addressed as follows:

If to TY-BREAKERS:
Mr. Frank J. Drohan
Ty-Breakers Corp.
107 Industrial Drive
Jersey City, NJ 07305

If to DUPONT:
Mr. Todd Hauser
DuPont INOVA
P.O. Box 80705
Wilmington, DE 19806

ARTICLE V - TERM AND TERMINATION

     A. The "Term" of this Agreement, unless this Agreement is terminated earlier as hereinafter provided, or terminated upon mutual consent of the parties, shall begin on the Effective Date and end upon the expiration of the Licensed Patent.

     B. Either DUPONT or TY-BREAKERS may terminate this Agreement at any time by giving the other party at least sixty
(60) days advance written notice.

     C. In the event that either party breaches any stipulation or provision of this Agreement, the aggrieved party may, upon sixty (60) days written notice to the breaching party, terminate this Agreement. However, if such breach is corrected within the sixty (60) day period, and there are no un-reimbursed damages resulting from the breach, the Agreement shall continue in force.

     D. Termination of this Agreement shall not relieve either party of any obligation hereunder incurred prior to the date of termination.

ARTICLE VI - INFRINGEMENTS

     A. Each party shall notify the other party of any suspected infringement of the Licensed Patent by any third party
(a "Suspected Infringer"), which comes to its notice, and TY-
BREAKERS shall inform DUPONT promptly if it initiates proceedings against a Suspected Infringer.

     B. If DUPONT and TY-BREAKERS have communicated about a Suspected Infringer pursuant to the preceding paragraph, and DUPONT offers a reasonable demonstration that the Suspected Infringer is infringing the Licensed Patent, and TY-BREAKERS does not within 120 days of being presented with DUPONT's demonstration commence legal proceedings against the Suspected Infringer or secure an agreement from the Suspected Infringer to immediately cease and desist from further infringement then DUPONT may, at its sole option and expense, commence legal proceedings in TY-BREAKERS' name against such Suspected Infringer and, in such an event, TY-BREAKERS agrees to fully cooperate with DUPONT in any such litigation which DUPONT may choose to pursue provided that any legal fees or expenses that TY-BREAKERS may thereby incur shall be paid by DUPONT. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the existence or discovery of an actual or Suspected Infringer shall not affect DUPONT's obligation to pay any royalties due under Article III of this Agreement.

ARTICLE VII - MISCELLANEOUS PROVISIONS

     A. Maintenance Fees. TY-BREAKERS shall pay, when due, all costs attendant to the maintenance of the Licensed Patent. However, such maintenance costs need not be incurred and paid if TY-BREAKERS and DUPONT have agreed in writing that there is no need to take an action relating to the Licensed Patent that would incur such costs. TY-BREAKERS shall inform DUPONT of all actions taken under this paragraph. TY-BREAKERS confirms that all such required maintenance fees are current as of the Effective Date.

     B. Assignability. This Agreement is not be transferable or assignable by either party, other than to a successor or assignee of the business interest of a party without the prior approval of the other party.

     C. Applicable Law. This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the State of Delaware; provided that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the United States.

     D. Force Majeure. Neither party shall be responsible to the other for delay or failure in performance of any of the obligations imposed by this Agreement, provided such delay or failure shall be occasioned by a cause beyond the control of and without the fault or negligence of such party, including fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, discontinuity in the supply of power, court order or governmental interference, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties or labor shortage. Notwithstanding the aforesaid, if either party fails to a substantial extent for at least six months to fulfill any of its obligations under this Agreement, the other party may terminate this Agreement.

     E. Adjudication of Licensed Patent. Should the Licensed Patent be declared invalid or not infringed or limited in scope by a final decision of a court or other tribunal of competent jurisdiction, which decision is not the subject of pending appellate review, then the construction placed upon said patent by said court or other tribunal shall be followed by the parties hereto from and after the date of entry of the decree of said court or tribunal. Notwithstanding the foregoing, if DUPONT, its Affiliates or sub-licensees initiate or participate in any judicial or administrative proceeding challenging the scope, validity, patent-ability or enforceability of the Licensed Patent, then TY-BREAKERS shall have the absolute right effective forthwith to terminate this Agreement and any sublicenses granted pursuant to this Agreement.

     F. Entire Agreement. This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

     G. Headings. Titles and headings of the Articles and Sections of this Agreement are for the convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation thereof.

     H. Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is given in writing to the other party. The failure of any party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any party hereto.

     I. Severability. The illegality or invalidity of any provisions of this Agreement shall not impair, affect or invalidate any other provisions of this Agreement.

     J. Amendment. If a party to this Agreement desires a modification in the Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of such modification. Such modification shall not be effective until a written amendment is signed by the representatives of each party duly authorized to execute such amendment.

     K. Insolvency. Should any one of the parties (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of any bankruptcy, insolvency or similar proceeding, then the other party to this Agreement may at any time thereafter on written notice to the other party, effective forthwith, cancel this Agreement and any sublicenses granted pursuant to this Agreement.

     L. Independent Parties. The relationship of TY-BREAKERS and DUPONT is that of independent parties and not as agents of each other or as joint venturers or partners. TY-BREAKERS and DUPONT shall not be liable to each other or to any sub-licensee because of the infringement of any patent application or patent of a third party by DUPONT, TY-BREAKERS, or a sub-licensee of TY-BREAKERS or DUPONT.



IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.


E.I. DU PONT DE NEMOURS                  TY-BREAKERS CORP.
  AND COMPANY

By    /s/  Duane G. Moosberg           By  /s/ Frank J. Drohan
____________________________           _______________________
    C.E.O -  DuPont INOVA                  President


Date 12/29/00                             Date  12/22/00